Exhibit 99.1

News Release

Boeing Corporate Offices 100 N. Riverside Chicago, IL 60606-1596 www.boeing.com

Boeing Announces Election of Liddy to Rejoin Board of Directors

CHICAGO, June 10, 2010 – Edward M. Liddy has been elected to the Boeing board of directors, effective immediately.

Liddy, 64, former chairman and CEO of The Allstate Corporation, rejoins the Boeing board where he served from August 2007 to October 2008. He left the board when the secretary of the U.S. Department of the Treasury asked him to serve as interim chairman and CEO of American International Group in conjunction with the U.S. government’s actions to provide stability to the firm.

Liddy completed his term with AIG in August 2009 and rejoined private-equity investment firm Clayton, Dubillier & Rice in January 2010.

“Ed served the board and our company with tremendous distinction, and we’re excited to regain his experience and leadership,” said Boeing Chairman, President and CEO Jim McNerney.

Liddy will serve on the board’s finance and audit committees.

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Contact:        Communications, John Dern 312-544-2002